UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 20, 2005

Timeline Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Washington	1-13524	31-1590734
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3055 112th Ave. NE, Suite 106, Bellevue, Washington		98004
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	425-822-3140

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On July 20, 2005, Timeline, Inc. entered into an Asset Purchase Agreement with Global Software, Inc. for the sale to Global of Timeline’s software licensing operations. A copy of the Asset Purchase Agreement is included as an exhibit to this Form 8 K, and the discussion below is summary of its material terms and is qualified in its entirety to the text of the full document.

Summary of Transactions

Under the terms of the Asset Purchase Agreement, the sale of Timeline’s software is to occur in two stages, consisting of (1) the sale of 100% of stock in its U.K. subsidiary, Analyst Financials Limited, and certain other assets and customer contracts (the "Stock Sale"), and (2) the sale of its other software assets (the "Asset Sale"). The Stock Sale was closed on July 20, 2005, simultaneous with the execution of the Asset Purchase Agreement. The Stock Sale and the Asset Sale are independent of the other. Under the terms of the Asset Purchase Agreement, subject to certain closing conditions, including approval of the Asset Sale by Timeline’s shareholders, the Asset Sale is to occur on August 31, 2005, which may be extended until September 30, 2005. Many of the closing conditions for the Asset Sale are outside of Timeline’s control, including obtaining approval of Timeline’s shareholders. There are no assurances that the Asset Sale will close.

Stock Sale – Sale of 100% Stock in Analyst Financials Limited, and certain other assets. The Stock Sale, which closed on July 20, 2005, included the following actions:

• Timeline sold and transferred to Global the following:
• 100% of the outstanding equity interests in its U.K. subsidiary, Analyst Financials Limited;
• all customer lists, customer contracts, goodwill, contracts and contract rights held by Timeline with regard to the U.K. subsidiary’s customers, whether in the United States or overseas;
• Timeline’s maintenance and support agreements for Timeline’s customers using its filter to Infinium Software’s product;
• a non-exclusive license to use the names "Analyst Financials" and "Analyst Suite" and stylized marks derivative thereof;
• all books and records related to the foregoing.

• Timeline entered into a Source Code License Agreement with Global, under which Timeline granted to Global a non-exclusive, perpetual, fully paid license to the source code of its Analyst Financials software product line (including the right to sublicense to OEMs, VAR, resellers, other distributors and end users) in connection with the worldwide sale and distribution of the Analyst Financials product. However, Global may not sell the Analyst Financials product to any of Timeline’s existing customer accounts;

• Global agreed to pay to Timeline $1,100,000, as follows:

• at closing on July 20, 2005, Global paid cash consideration of $620,000, less the outstanding principal and interest under the $250,000 bridge note entered into between the parties on June 1, 2005 (see Current Report on Form 8-K filed on June 7, 2005), plus the amount by which the U.K. subsidiary’s outstanding accounts receivable, cash, deposits and prepaid expenses exceeded the outstanding accounts payable – for a total net payment to Timeline of $506,471.33;

• $480,000 is payable pursuant to a promissory note (bearing simple interest at a rate of 6% per annum), of which
• $240,000 is payable on or before January 20, 2007 (18 months after the closing), and
• $240,000 is payable on or before July 20, 2008 (36 months after the closing).

The amount of the 36-month payment may be reduced by $20,000 if shareholder approval of the Asset Sale is not obtained by August 31, 2005. The promissory note was issued by Global’s wholly-owned subsidiary and is guaranteed by Global, but is not otherwise be secured by any assets of Global or other collateral.

• The amounts payable to Timeline in connection with the Stock Sale are subject to adjustment for certain allocations and pro rations. In addition, Timeline agreed to indemnify Global and its wholly-owned subsidiary from certain liabilities, which could reduce the amount of the total payments made to Timeline under the promissory note.

• Global assumed certain liabilities related to the U.K subsidiary, including the office lease in Chiswick, London, England, ongoing obligations with respect to prepaid maintenance fees with respect to the U.K. subsidiary’s customer contracts and the other customer contracts being assigned, outstanding accounts payable and other obligations at closing, and accrued vacation time for the employees of the U.K. subsidiary. Timeline assumed all other liabilities of the U.K. subsidiary that occurred, arose or accrued prior to the closing of the Stock Sale.

• Global retained all of the employees of the U.K subsidiary, and hired two of Timeline’s U.S.-based employees.

• Timeline entered into a non-competition agreement, agreeing not to compete with the business being sold to Global in the territory of the United Kingdom, Europe, Africa and the Middle East (excluding certain existing customers), except that Timeline may continue to pursue licensing and other rights with respect to its patents, until the earlier of the closing or termination of the Asset Sale.

Asset Sale – Sale of Timeline’s Other Software Assets. The Asset Sale requires the approval of Timeline’s shareholders, and is intended to close on or before August 31, 2005, which may be extended to September 30, 2005. The Asset Purchase Agreement contemplates the following actions with respect to the Asset Sale:

• Timeline to sell to Global the following:

• its software products known as Analyst Financials / Analyst Suite and WorkWise Data Agent Server and Business Alerts® (including all source and object code, all prior versions, versions under development, documentation including installation, implementation and help manuals and guides for users and programmers/developers) (the "Software-Related Assets");
• its trademarks, trade names, service marks, copyrights and goodwill and other intellectual property, whether registered or not, associated with the Software Related Assets whether in the United States or overseas (excluding our patent rights);
• its customer lists, customer contracts, goodwill, contracts and contract rights with regard to customers of our software licensing business (other than accounts receivable);
• its right, title and interest in the names "Timeline" (other than "Timeline, Inc." and "TMLN"), "WorkWise," "Analyst Financials," "Analyst Suite" and stylized marks derivative thereof;
• the domain names www.timeline.com, www.analystfinancials.com, www.analyst-financials.com and www.workwise.com;
• substantially all of Timeline’s equipment, and all of its inventory, fixtures and capitalized software; and
• all books and records related to the foregoing.

• Timeline to grant to Global a non-exclusive perpetual, fully paid license under its patent rights to use, maintain, distribute and develop the WorkWise and Analyst Financial products, including the right to sublicense to OEMs, VARs, resellers and other distributors, in connection with the worldwide sale and distribution of the WorkWise and Analyst Financials products;

• Global to assume certain liabilities of Timeline, including the office lease in Bellevue, WA, ongoing obligations with respect to prepaid maintenance fees, and accrued vacation time for any U.S.-based employees hired by Global;

• Timeline will retain all assets not sold to Global, including

• its patents, patent applications, patent license agreements and royalty agreements (including all causes of action, claims and rights against third parties that relate to the patents);
• certain equipment and tangible personal property not being transferred to Global;
• its cash, accounts receivable, deposits, prepaid expenses and cash equivalent items at closing; and
• the domain name www.tmln.com;

• Global to pay to Timeline $900,000, of which (i) $380,000 will be payable in cash at closing, and (ii) $520,000 is payable pursuant to a promissory note (bearing simple interest at a rate of 6% per annum), of which $260,000 will be payable on the 18-month anniversary of closing, and $260,000 will be payable on the 36-month anniversary of closing;

• Effective for four years from closing of the Asset Sale (effective only if the Asset Sale closes), Timeline to enter into a non-competition agreement, agreeing not to compete anywhere in the world in the software business being sold to Global, except that Timeline may continue to pursue licensing and other rights with respect to its patents;

• Global agreed to cooperate with Timeline, at Timeline’s request, with respect to the prosecution of any patent infringement claim, and Timeline to pay a 3% royalty to Global on those licenses where Global has provided assistance; and

• Global to hire certain Timeline employees to be identified.

Closing Conditions to Asset Sale

The closing conditions to the closing of the Asset Sale include the following:

• Timeline’s shareholders to approve the Asset Sale;.
• certain of Timeline employees to be identified to have entered into employment agreements with Global ;
• there shall have been no material adverse change in the business, properties, operations, condition (financial or otherwise), prospects, assets or liabilities of Timeline or its business to have occurred since the closing of the Stock Sale;
• all necessary third-party and governmental approvals to the Asset Sale to be obtained; and
• all representations and warranties of the parties will need to be true in all material respects, and all agreements and covenants of the parties are to have be performed or complied with.

In the event that the Asset Sale does not close by August 31, 2005, either Timeline or Global has the right to terminate the Asset Purchase Agreement, in which case the Asset Sale would be terminated. However, if by August 31, 2005 shareholder approval of the Asset Sale has not been satisfied, then at Timeline’s option, the August 31 closing date may be extended until September 30, 2005, in which event the principal amount of the promissory note issued in the Stock Sale (payable on the 36-month anniversary of the closing of the Stock Sale) will be reduced by $20,000, from $240,000 to $220,000.

The Stock Sale and the Asset Sale are independent of the other. If the Asset Sale does not close, Timeline will have sold to Global its U.K. operations and granted license rights to its software to sell the Analyst Financials products, and Timeline would continue to operate its software license business in the U.S.

Nature of Timeline’s Business if the Asset Sale Closes

If the parties complete the Asset Sale, Timeline will have sold its software licensing business to Global, but it will continue to own its patents and patent license and royalty agreements. Timeline intends to continue its business of prosecuting outstanding and new patent infringement claims against third parties, and seeking patent licensing arrangements. Timeline would continue to be a public company. Timeline also intends to evaluate and potentially explore all available alternatives. Timeline will continue to work to maximize shareholder interests with a goal of returning value to its shareholders. Although Timeline’s board of directors has not yet made any determination, such alternatives may include ultimate dissolution and liquidation of Timeline, a going private transaction effected through a reverse stock split or otherwise in order to reduce the costs associated with being a public company, a share repurchase, an extraordinary dividend or other transactions to maximize shareholder value and manage its outstanding liabilities.

Timeline intends to use the proceeds from the Asset Sale and Stock Sale to pay off its accounts payable and other liabilities. The remaining amounts would be used to fund its ongoing operations, including employee expense, patent registration and maintenance fees, costs and expenses (including attorneys’ fees) associated with prosecuting patent infringement cases, and ongoing costs of being a public company. Because the size of Timeline’s continuing patent operations would be substantially less than needed for its current software licensing business, Timeline would significantly downsize its office space and would expect to employ only two employees going forward. In addition, Timeline anticipates that in March 2006 its board of directors will consider whether to pay a dividend to shareholders from the proceeds of the sale.

Cautionary Notice Regarding Forward Looking Statements

This Current Report on Form 8-K includes a number of forward-looking statements as to the potential transactions with Global Software and Timeline’s on-going business, strategies, and future events. These forward-looking statements are subject to certain risks and uncertainties, including those discussed in this Form 8-K, that could cause actual results to differ materially from historical results or those anticipated. These risks, assumptions and uncertainties include, but are not limited to: future decisions by the SEC or other governmental or regulatory bodies; the vote of our shareholders; business disruptions resulting from the announcement of the Asset Purchase Agreement or the closing of the Stock Sale or the Asset Sale; uncertainties related to litigation; economic and political conditions in the U.S. and abroad; and other risks outlined in our filings with the SEC, including in our annual report on Form 10-KSB for the fiscal year ended March 31, 2005. All forward-looking statements are effective only as of the date they are made and we disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

All statements other than statements of historical fact made in this Current Report on Form 8-K are forward looking. In particular, the words "anticipate," "intend," "may," "will," "expect," "would," "could," and similar expressions as they relate to Timeline are intended to identify such forward-looking statements, but are not the exclusive means of identifying such statements. Actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. Timeline does not undertake any obligation to revise these forward-looking statements to reflect any future events or circumstances. In addition, the disclosures below under the caption "Factors Relating to the Stock Sale and Asset Sale," consist principally of a brief discussion of risks related to the transactions with Global, and are thus, in their entirety, forward-looking in nature. Readers are urged to carefully review and consider the various disclosures made in this report and in Timeline’s other reports filed with the Securities and Exchange Commission (the "SEC"), including periodic reports on Forms 10-KSB, and those described from time to time in Timeline’s press releases and other communications, which attempt to advise interested parties of the risks and factors that may affect its business.

Certain Factors Relating to the Stock Sale and Asset Sale

Timeline’s business may be harmed if Asset Sale disrupt the operations of its business and prevent it from realizing intended benefits.

The Asset Sale may disrupt Timeline’s business and prevent it from realizing intended benefits as a result of a number of obstacles, such as:

• loss of key employees or customers;
• failure to adjust or implement its business model;
• additional expenditures required to facilitate this sale; and
• the diversion of management’s attention from Timeline’s day-to-day business.

The failure to complete the Asset Sale may result in a decrease in the market value of Timeline’s common stock.

The Asset Sale is subject to a number of contingencies, including approval by Timeline’s shareholders and other customary closing conditions. Timeline cannot predict whether it will succeed in obtaining the approval of Timeline’s shareholders, or that the other conditions to closing will be satisfied. As a result, the Asset Sale may not be completed. If Timeline’s shareholders fail to approve the Asset Sale or if the Asset Sale is not completed for any other reason, the market price of Timeline’s common stock may decline.

If Timeline’s shareholders do not approve and authorize the Asset Sale, there may not be any other offers from potential acquirers.

If Timeline’s shareholders do not approve the Asset Sale, Timeline may seek another strategic transaction, including the sale of all or part of its remaining business. Although Timeline has had such discussions with various parties in the past, none of these parties may now have an interest in a strategic transaction with Timeline or be willing to offer a reasonable purchase price.

If Timeline does not complete the Asset Sale, Timeline will continue to face challenges and uncertainties in its ability to achieve business success.

Timeline has faced challenges and uncertainties surrounding its ability to successfully execute its business plan, such as its inability to maintain profitability from its software licensing operations, its reliance on agreements with third-party licensees and distributors for sales and licensing of its products, the scope and degree of market recovery and performance particularly in the software sector, the uncertainty of securing license agreements and of developing and maintaining sustained maintenance and support revenue. Timeline has faced other uncertainties such as market acceptance of its products and any other new products it develops, as well as products and services of its third-party licensees and distributors, its ability to integrate its products with those of the third party, the performance and efforts of its third-party partners, the uncertainty of having sufficient resources to continue development of new technologies to compete with new offerings from competitors with significantly greater resources. In addition, factors adversely affecting the demand for Timeline’s software products, such as competition, pricing or technological change, could materially adversely affect its business, financial condition and operating results.

If Timeline does not complete the Asset Sale, it will continue to face these challenges and uncertainties.

Timeline will be unable to compete with the software licensing business for four years from the date of closing of the Asset Sale

The Asset Purchase Agreement includes a non-competition and non-solicitation obligation for a period of four years from the closing of the Asset Sale. Under this provision, Timeline will not be able to compete with the software licensing business being sold to Global, nor will it be able to recruit or solicit employees of Global to terminate their employment.

Approximately $1.0 million of the total $2.136 million payable by Global for the Stock Sale and the Asset Sale will be deferred payments payable over three years, and will be general unsecured obligations of Global.

The cash consideration being paid by Global in the Asset Sale consists of $380,000 paid at closing and the balance of $520,000 payable the next three years, with $260,000 payable on each of the 18 and 36-month anniversaries of closing. Similarly, the cash consideration being paid by Global in the Stock Sale consists of approximately $756,000 payable at closing and the balance of $480,000 payable the next three years, with $240,000 payable on each of the 18 and 36-month anniversaries of closing. Although Global has agreed to guarantee these deferred payments, these deferred payments would be general unsecured obligations of Global. If Global defaults in payment on the obligations or files for bankruptcy protection prior to payment in full of these obligations, Timeline would be an unsecured creditor and will be junior in payment to any secured creditor of Global, and may not receive payment of the full amount owing.

Shareholders may not receive any proceeds from either the Stock Sale or the Asset Sale, even if shareholders vote in favor of the Asset Sale.

The proceeds from the Stock Sale and the Asset Sale will be used primarily to pay off outstanding payables and liabilities and to fund Timeline’s patent licensing business. Timeline anticipate that in March 2006, its board of directors will consider whether to pay a dividend to shareholders from the proceeds of the sales, based on Timeline’s financial position and earnings for the fiscal year ending March 31, 2006. However, the board is under no obligation to declare a dividend and dividends may never be declared and paid. Shareholder approval of the Asset Sale does not ensure that shareholders will receive any portion of the proceeds from either sale.

Shareholders may not rely on the representations and warranties contained in the Asset Purchase Agreement.

The representations and warranties of Timeline set forth in the Asset Purchase Agreement are intended for the benefit of Global only, and are not for the benefit of shareholders or the investing public generally. They should not necessarily be taken as a statement of the existence of a state of affairs, but serve to allocate risk among contracting parties.

Item 1.02 Termination of a Material Definitive Agreement.

Item 1.02 Termination of a Material Definitive Agreement;

Termination of Note and Security Agreement with Global

Effective June 1, 2005, in connection with the non-binding letter of intent related to the Asset Purchase Agreement, Timeline entered into a security agreement and secured promissory note with Global, providing for a $250,000 loan to Timeline. On July 20, 2005, in connection with and upon the closing of the Stock Sale under the Asset Purchase Agreement, a portion of the purchase price (as described above) was applied to payment on the note. Accordingly, as of the closing of the Stock Sale, the secured note has been paid in full and Global’s security interest has been terminated and released.

Item 2.01 Completion of Acquisition or Disposition of Assets.

See above at Item 1.01.

Item 9.01 Financial Statements and Exhibits.

(b) Pro Forma Financial Information

Timeline will file by amendment to this Current Report on Form 8-K any required pro forma financial statements with respect to the Stock Sale within 71 days after the date that this Form 8-K is due.

(c) Exhibits

2.1 Asset Purchase Agreement, dated July 20, 2005, by and among Global Software, Inc., Timeline Acquisition LLC, Timeline, Inc. and WorkWise Software, Inc.

10.1 Source Code License Agreement, dated July 20, 2005, between Timeline, Inc. and Global Software, Inc.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Timeline Inc.

July 25, 2005	By:	/s/ Charles R. Osenbaugh

Name: Charles R. Osenbaugh
Title: Chief Executive Officer and President

Top of the Form

Exhibit Index

Exhibit No.	Description

2..1	Asset Purchase Agreement dated July 20, 2005
10.1	Source Code License Agreement dated July 20, 2005